Exhibit 10.35

AMENDED AND RESTATED SIDE LETTER AGREEMENT

THIS AMENDED AND RESTATED SIDE LETTER AGREEMENT (this “Agreement”) made as of September 26, 2022

AMONG:

D-WAVE QUANTUM INC., a corporation organized under the laws of Delaware (“D-Wave Quantum”)

AND:

PUBLIC SECTOR PENSION INVESTMENT BOARD, a Crown corporation organized under the laws of Canada (“PSP”)

amends and restates, in its entirety, and replaces, the Side Letter Agreement entered into by the parties hereto as of August 5, 2022.

WHEREAS:

A.

Reference is hereby made to that certain Transaction Agreement dated as of February 7, 2022 (as the same may be amended or supplemented from time to time in accordance with its terms, the “Transaction Agreement”) entered into by and among DPCM Capital, Inc., a Delaware corporation, D-Wave Quantum, DWSI Holdings Inc., a Delaware corporation and a direct, wholly-owned subsidiary of D-Wave Quantum, DWSI Canada Holdings ULC, a British Columbia unlimited liability company and a direct, wholly-owned subsidiary of D-Wave Quantum (“CallCo”), D-Wave Quantum Technologies Inc., a British Columbia corporation and a direct, wholly-owned subsidiary of CallCo (“ExchangeCo”), and D-Wave Systems Inc., a British Columbia company (the transactions contemplated pursuant to the Transaction Agreement collectively, the “Business Combination”).

B.

Following the closing of the Business Combination, PSP owns certain shares of common stock of D-Wave Quantum (“D-Wave Quantum Stock”) and certain exchangeable shares of ExchangeCo (“Exchangeable Shares” and together with the D-Wave Quantum Stock, collectively the “Shares”).

C.

It is the desire of D-Wave Quantum and PSP to limit the ability of PSP (i) to vote, whether directly or indirectly, including by way of voting trust, a majority of the voting interests eligible to vote at any meeting of the stockholders of D-Wave Quantum and (ii) to otherwise determine the composition of the board of directors (the “Board”) of D-Wave Quantum.

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of proceeds received by PSP as part of the Business Combination and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

1.

For so long as PSP beneficially owns, directly or indirectly, Shares representing 50% or more of the rights to vote at a meeting of the stockholders of D-Wave Quantum, whether directly or indirectly, including through any voting trust:

a.

PSP shall not exercise the voting rights attached to any of such Shares that would result in PSP voting, whether directly or indirectly, including through any voting trust, more than 49.99% of the voting interests eligible to vote at any meeting of the stockholders of D-Wave Quantum; and

b.	PSP shall vote its Shares in favor of the election of the directors that are nominated by the Board or a duly authorized committee thereof.

2.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

3.

Each party hereto agrees and consents to the exclusive jurisdiction of the Delaware Court of Chancery, or if such court declines jurisdiction, the exclusive jurisdiction of any other state or federal court located in Wilmington, Delaware, and, in each case, any appropriate appellate courts therefrom, with respect to any action, litigation, claim, demand, dispute, complaint, suit, proceeding, arbitration or mediation relating to this Agreement. Each party hereto agrees and waives all objections based on lack of venue and forum non conveniens, and irrevocably consents to the personal jurisdiction of all such courts. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT SUCH PARTY MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY ACTION ARISING HEREUNDER.

4.	This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date first above written.

D-WAVE QUANTUM INC.

By:	/s/ Alan Baratz
Name:	Alan Baratz
Title:	President & Chief Executive Officer

Address for legal notices:

c/o D-Wave Quantum Inc. 3033 Beta Avenue
Burnaby, British Columbia V5G 4M9
Attention: General Counsel
Fax: 604-630-1434
Email: legal@dwavesys.com

PUBLIC SECTOR PENSION INVESTMENT BOARD

By:	/s/ Adam Smalley
Name:	Adam Smalley
Title:	Authorized Signatory

By:	/s/ Jonathan Ostrzega
Name:	Jonathan Ostrzega
Title:	Authorized Signatory

Address for legal notices:

Public Sector Pension Investment Board 1250 René Lévesque Boulevard West
Suite 1400
Montréal, H3B 5E9
Attention: Legal Notices
Email: Legalnotices@investpsp.ca